Exhibit 23.1

N   O   V   A        R   E   S   O   U   R   C   E ,       I   N   C.

CERTIFIED PETROLEUM  GEOLOGISTS   *REGISTERED PROFESSIONAL ENGINEERS*   CERTIFIED PETROLEUM GEOPHYSICISTS

Oil & Gas Exploration  and  Production  *  Certified   SEC   Reserves   Valuations

P. O. Box 743324
Dallas, Texas 75374
Tel/Fax(972)530-3930
novapet@tx.rr.com

April 24, 2013

United American Petroleum Corporation
9600 Great Hills Trail
Suite 150W
Austin, Texas 78759

RE: Consent of Technical Report Author

Gentlemen;

We hereby consent to the written disclosure and inclusion of a copy of the technical report titled “UNITED AMERICAN PETROLEUM CORPORATION Estimated Future Reserves And Income Attributable To Certain Leasehold And Royalty Interests Known As The MCKENZIE LEASE In OF PECO COUNTY, TEXAS SEC Parameters As Of January 01, 2012” within Amendment No. 3 on Form 10-K/A to the Annual Report on Form 10-K of United American Petroleum Corp. for the year ended December 31, 2011.

Nova Resource, Inc.

/s/ Joseph V. Rochefort
Joseph V. Rochefort
President

Dallas, Texas
April 24, 2013